EXHIBIT 10.4

TEXOMA OIL FIELD SERVICES, INC.

MANAGEMENT  AGREEMENT

This Management Agreement ("Agreement") is made and entered into effective the 31st  day of October, 2007, by and between TEXOMA OIL FIELD SERVICES, INC. (“Texoma”) and POWDER RIVER BASIN GAS CORP. (“PR”).

WHEREAS, PR purchased this date 500,000 shares (50% of the issued and outstanding shares) of Texoma; and

WHEREAS, this Agreement provides the basis for the management of Texoma from and after the date hereof.

For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

MANAGEMENT

1.01

General.  The ultimate responsibility for the management, supervision and administration of all business affairs of the Texoma resides with the Board of Directors of Texoma.

The number of directors shall be an even number, and each of the parties shall have the right to designate one-half of the members of the Board of Directors.

1.02

Primary Operating Responsibilities.  Mark Cook shall have primary responsibilities for drilling rigs, field operations and field services. These duties generally include but are not be limited to:

(a)

Scheduling and supervising the use of the drilling rigs and field service crews, including securing all licenses, posting all operating bonds and procuring all required permits for operations;

(b)

Outside sales, subject to availability and needs of PR;

(c)

Sales and inventory reports to the Board;

(d)

Hiring, firing and supervising field and operational personnel and all other personnel matters;

(e)

Quality control;

(f)

Environmental compliance;

(g)

Maintenance of drilling rigs, other equipment and field service facilities;

(i)

Bid specifications and estimates; and

(j)

Compliance with applicable laws, rules and regulations.

1.03

Primary Responsibilities of PR.  PR shall have primary responsibility for accounting, billing, invoicing and general administration of the business of the Texoma.  These duties generally will include but are not be limited to:

(a)

Invoicing for services performed and collections of receivables;

(b)

Payment of accounts payable;

(c)

Maintaining current and aged accounts receivable reports;

(d)

Supervising computerized accounting records;

(e)

Arranging financing through institutions, vendors and work-in-process loans;

(f)

Federal and state tax accounting and reporting;

(g)

Investor and financial relations;

(h)

Advertising and public relations; and

(i)

General legal compliance (as opposed to operating compliance).

The duties of PR shall be coordinated through Jeff Johnson, Vice President and Chief Financial Officer of PR.

1.04

Duties of Manager.  Mark Cook shall be President and Manager of Texoma and shall serve at the pleasure of the Board of Directors.  The Manager shall work under the supervision of and be responsible and responsive to the Board and shall keep the Board  reasonably informed with respect to the business, operations and financial condition of  Texoma.  The Manager shall have the following supervisory duties and responsibilities, in addition to any specific duties assigned to it by the Parties:

(a)

Prepare and submit for approval by the Board operating, maintenance and capital expenditure budgets and revisions thereto;

(b)

Request additional capital to the Board as may be necessary for operating,  maintaining and expanding the business, properties and equipment of the Texoma;

(c)

Collect all amounts owed to the Texoma from all sources and segregate all collected funds into depository accounts for Texoma;

(d)

Negotiate, execute and deliver contracts and commitments for the operation of the Texoma;

(e)

Supervise accounting and administrative services required for the operation of the Texoma, including filing all tax returns;

(f)

Enforce all obligations and settle disputes of the Texoma to the extent permitted by this Agreement and the Parties;

(g)

Pay all obligations of the Texoma to the extent the Texoma has funds available therefor consistent with good cash management and accounting practices;

(h)

Keep and maintain good and accurate business and financial records of the Texoma;

(i)

Make monthly, quarterly and annual operating reports of the business and financial condition of the Texoma, including at least an income statement, balance sheet, statement of sources and application of funds, a reasonably detailed statement of expenses;

(j)

Maintain in effect a comprehensive program of insurance;

(k)

Establish Texoma bank accounts and deposit therein all Texoma funds and revenues belonging to the Texoma;

(l)

Supervise maintenance of the equipment and assets of the Texoma in good, safe operating conditions, to the extent Texoma funds are available therefor, reasonable wear and tear excepted;

(m)

Maintain accurate inventory records of property of the Texoma;

(n)

Employ, direct, supervise and otherwise deal with all employees needed in the operation of the Texoma and be directly responsible for all employee relations, including without limitation workmen's compensation matters, employee taxes, and all employee insurance and benefits;

(o)

Keep and preserve property of the Texoma free and clear of all liens, except liens contested in good faith and liens for taxes not yet due and mechanic's, workmen's, and materialmen's liens arising by operation of law in the ordinary course of the Texoma's business; and use good faith diligent efforts to cause all such liens to be discharged and released with reasonable promptness;

(p)

Exercise all authority, rights and powers of the parties, except to the extent limited by this Agreement or by the Board;

(q)

Obtain all requisite permits required for the operation of the business of the Texoma and prepare all reports and file all notices applicable thereto;

(r)

Use good faith efforts to comply with all applicable laws, rules and regulations in the operation of the business of the Texoma, except as shall be contested in good faith;

(s)

Do all things which in its good faith discretion are necessary or advisable in the case of an emergency and the duty to obtain prior consent of the parties to act is hereby waived during the emergency, so long as the Manager uses good faith and reasonable diligence in seeking to obtain the consent of the parties; and

(t)

Perform such other duties as the parties shall mutually delegate to the Manager and as may be necessary or appropriate in order to consummate the transactions contemplated by this Agreement and to protect the assets of the Texoma.

1.05

Compensation to Manager and Reimbursement of Expenses.  The Manager shall be paid compensation for services rendered in the operation of the Texoma, which shall be established by agreement of the parties in approved operating budgets and shall, unless otherwise agreed, be paid monthly out of Texoma assets.  The Manager shall be reimbursed against adequate invoices, receipts and other evidence for all expenses reasonably incurred in good faith by it in connection with the performance of its Texoma management duties hereunder, subject to this Agreement and budgets approved by the Board.

1.06

Major Decisions.  The unanimous consent of both PR and Texoma is required for taking the following actions:

(a)

Entering into any business activity not contemplated by this Agreement;

(b)

Adopting or changing Texoma’s name or its approved operating and capital expenditure budgets;

(c)

Making an unbudgeted expenditure or incurring unbudgeted obligations in excess of $5,000 annually;

(d)

Disposing of Texoma assets not in the ordinary course of business;

(e)

Incurring unbudgeted Texoma debts or obligations or debts or obligations in excess of $5,000 not in the ordinary course of business;

(f)

Lending Texoma funds or assets and establishing or altering standard terms and conditions for product purchases and sales;

(g)

Making elections for tax, financial accounting and financial reporting purposes and selecting the Texoma's independent accounting firms;

(h)

Instituting litigation or entering into settlements of disputes involving in excess of $5,000;

(i)

Making any material change in any contract or obligation of the Texoma adverse to the Texoma;

(j)

Entering into any obligation with an affiliate of the Manager that does not exceed ordinary pricing or reduce other terms and conditions therefor;

(k)

Amending this Agreement, the Articles of Incorporation or the Bylaws of Texoma, or any other material agreement to which Texoma is a party;

(l)

Appointing a successor Manager;

(m)

Borrowing money for or in the name of Texoma; and

(n)

Establishing strategic policies of the Texoma.

1.07

Limitation on Liabilities of Manager.  Notwithstanding any other provision hereof, except in the case of willful misconduct or gross neglect, the Manager shall not be:

(a)

Responsible to the Texoma or any third party for defects in materials or workmanship of the Texoma; or

(b)

Obligated to pay Texoma debts or liabilities, unless there exists Texoma funds on hand to make such payments and then only to the extent sufficient funds to fulfill reasonable obligations and expected liabilities of the Texoma are available; or

(c)

Personally liable to the Texoma or to any Party for acts or omissions, unless such acts or omission constitute gross negligence, willful misconduct, fraud, bad faith, intentional violation of specific provisions of this Agreement or the commission of criminal conduct material to or in connection with the operation of the business of the Texoma.

1.08

Potential Conflicts of Interest and Self-Dealing.  Where the interests of the Texoma are different than or in conflict with the interest of one party, the parties shall use reasonable good faith efforts to eliminate potential conflicts of interest and opportunities for self-dealing.  When a party or an affiliate of a party is acting in the capacity as an independent contractor in providing goods or services to the Texoma, the party shall act in good faith but the acting party or affiliate of a party shall have no actual, implied or apparent authority to act for and on behalf of the Texoma; and no actions taken in such capacity shall bind the Texoma or the Parties without the consent of the other Party.

1.09

Limitation of Authority of a Party.  Nothing contained herein shall be construed to authorize any party to act as general agent or legal representative of the Texoma or any party. No party shall have the right to commit, bind or otherwise obligate the Texoma or any party except as expressly set forth in this Agreement or by the Board of that party.

ARTICLE II

ASSIGNMENTS, TRANSFERS AND WITHDRAWALS

2.01

Limitation on Right to Transfer Texoma Interest.  Except as expressly provided hereby, no Party may sell, assign, transfer, convey, pledge, hypothecate, encumber or otherwise dispose in any manner of all or any part of its right, title or interest in the Texoma or any asset or liability of the Texoma.  In addition, no parent or affiliate of a party shall sell, assign, transfer, convey, pledge, hypothecate, encumber or otherwise dispose of its shares in Texoma except pursuant to that certain Shareholders Agreement entered into effective October 31, 2007.

ARTICLE III

MISCELLANEOUS

3.01

No Restrictions Upon Competition.  Neither this Agreement nor the relationships created hereby shall restrict any parent or affiliate of a party from conducting or engaging in any business activity of any type.  Any parent or affiliate of any party may conduct any activities, even if such activities compete with the business of the Texoma, without accountability to the parties or the Texoma; provided, however, no parent or affiliate of a party may breach its fiduciary obligations and duties of confidentiality it owes the Texoma.

3.02

Indemnification.  Each party hereto agrees to defend, indemnify and hold harmless the other party, their affiliates and their respective directors, officers, employees, agents and representatives from and against any injuries to person (including death) and damages to property and all losses, claims, penalties, expenses, liabilities, actions and causes of action of every nature which may arise or be asserted against the other party resulting from the breach of any representation, warranty, covenant or agreement hereunder and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident thereto, together with reasonable attorneys' fees and actual expenses incurred in connection with investigation, defense, enforcement and settlement of all such matters.   Notwithstanding the foregoing, the Manager shall not be liable for any acts or omissions unless such acts or omissions constitute fraud, willful misconduct, bad faith, or intentional violation of an express directive of the parties hereto.  The rights of indemnification set forth herein shall not be an exclusive remedy and shall be in addition to any other right or remedy available to a party at law or in equity.

3.03

Force Majeure Events.  The obligations of any party hereto shall be suspended to the extent and for the period that performance is prevented by any cause beyond its reasonable control.  Nothing contained herein shall be construed to require a party to settle any matter or violate any law, rule or regulation or to relieve or discharge any party for any loss, damage or injury caused by or attributable to the negligence of that party or its agents, employees or other representatives (except as provided herein).  The party suspending performance shall have the burden of establishing that the actions or omissions to act were reasonable and prudent and were beyond its reasonable control.  Upon the occurrence of any force majeure event, the Party suspending performance shall give the other party reasonable notice.  The party affected by the force majeure event shall use good faith diligent efforts to mitigate the basis for the force majeure event and shall expedite resumption of performance at the earliest reasonable time.

3.04

Confidentiality.  Except as required by law, the parties agree to use good faith efforts to keep confidential all proprietary and confidential information regarding the operations of the Texoma and to use good faith efforts to have it and its affiliates and their respective directors, officers, employees, agents and representatives keep such information confidential.

3.05

Good Faith Cooperation.  Each party agrees to keep the other party reasonably informed, to share information relevant to the other party's performance hereunder and in connection with duties owed the Texoma, and to cooperate in good faith relating to the transactions contemplated hereby.

3.06

Notices.  All notices shall be given in person or in writing prepaid and addressed to the respective Party's address set forth below, which address may be changed from time to time.  Notice by mail shall be deemed given on the third day after it is mailed by First Class U.S. Mail, correctly addressed and postage prepaid.  Notice given by facsimile shall be deemed given when faxed.

3.07

Invalidity or Unenforceability.  In the event that any clause in this Agreement shall be deemed to be invalid or unenforceable for any reason, that clause shall be deleted and the remaining clauses shall not be affected, impaired, or invalidated and shall remain in full force and effect to the fullest extent that the rights and obligations of the Parties remain substantially unchanged.

3.08

Entire Agreement.  This document and the exhibits hereto constitute the complete and entire agreement between the parties hereto with reference to the subject matters hereof.  No statement or agreement, oral or written, made prior to or at the signing hereof, and no prior course of dealing or practice by either party shall vary or modify the written terms hereof.

3.09

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.10

Counterparts.  This Agreement is being executed in multiple counterparts, each of which has the same text and shall be deemed an original for all purposes, but together they constitute one single and the same Agreement.  Faxed signatures shall have the same force and effect as originally signed signatures.

3.11

Amendments.  This Agreement may be amended only by a written amendment signed by the parties.

3.12

Applicable Law.  This Agreement shall be governed by and construed in accordance with Oklahoma law.

3.13

Time of Essence.  Time is of the essence for all matters covered by this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement the date first above written.

Powder River Basin Gas Corp.

By: _______________________________

Brian Fox, President

Texoma Oil Field Services, Inc.

 _________________________________

Mark Cook, President

__________________________________

Mark Cook, Individually